UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 3, 2009

SHENGDATECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza,
620 Zhang Yang Road, Pudong District, Shanghai 200122
People's Republic of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   86-21-58359979

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In connection with the acquisition described in Item 2.01 below, on August 28, 2009, ShengdaTech, Inc. (the “Company”), through its wholly-owned subsidiary Faith Bloom Limited, a company organized under the laws of the British Virgin Islands (“Faith Bloom”), entered into a Project Investment Contract with the local government of Hanshan County, Anhui Province, People’s Republic of China (the “Agreement”).

Pursuant to the Agreement, the Company anticipates investing RMB 1,200,000,000 (approximately $175.7 million) in several phases by 2013, which includes an investment in a new nano precipitated calcium carbonate (“NPCC”) project that has the capacity to manufacture 200,000 tons of NPCC per year and the purchase of land-use rights for approximately 341,335 square meters (approximately 84.35 acres) of land. The local government of Hanshan County also agrees to grant to the Company mining rights to certain reserves of good quality limestone, and provide other utilities and services for manufacturing purposes.  The Agreement is currently under government review and is subject to governmental approval.

In addition to the investment per the Agreement, the Company also agreed to purchase the land-use rights for approximately 66,767 square meters (16.5 acres) of land from the local government for Anhui Chaodong Nanomaterials Science and Technology Co., Ltd. (see Item 2.01 below),  which is currently in the review and approval process with the local government.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 29, 2009, ShengdaTech, Inc. (the “Company”), through Faith Bloom, entered into an Equity Transfer Agreement with Anhui Chaodong Cement Co., Ltd., a company incorporated under the laws of the People’s Republic of China, pursuant to which Faith Bloom acquired the entire equity of Anhui Chaodong Nanomaterials Science and Technology Co., Ltd., a PRC company and wholly-owned subsidiary of Anhui Chaodong Cement Co., Ltd.  Anhui Chaodong Nanomaterials Science and Technology Co., Ltd. is an inactive manufacturer of nano precipitated calcium carbonate, and its assets include mining rights to reserves of 14.25 million tons of limestone and existing buildings and equipment.  The acquisition is subject to the approval of the Chinese government.  Anhui Chaodong Cement Co., Ltd. and Anhui Chaodong Nanomaterials Science and Technology Co., Ltd. are not affiliates of the Company or any of the Company’s directors or officers.

The consideration payable in the acquisition consists of RMB 26,000,000 (approximately $3.8 million).

Item 7.01 Regulation FD Disclosure.

On September 3, 2009, the Company issued a press release announcing its Project Investment Contract with the local government of Hanshan County, Anhui Province, People’s Republic of China and the acquisition described in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

10.1	Project Investment Contract dated August 28, 2009 by and between the Company and the local government of Hanshan County, Anhui Province, People’s Republic of China.
99.1	Press Release of ShengdaTech, Inc., dated September 3, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Date: September 3, 2009	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
President and Chief Executive Officer